UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 18, 2022
Date of Report (Date of Earliest Event Reported)

Central Index Key Number of the issuing entity:  0001890702
3650R 2021-PF1 Commercial Mortgage Trust
(Exact name of issuing entity)

Central Index Key Number of the registrant:  0001856217
3650 REIT Commercial Mortgage Securities II LLC
(Exact name of registrant as specified in its charter)

Central Index Key Number of the sponsor:  0001840727
3650 Real Estate Investment Trust 2 LLC
(Exact name of sponsor as specified in its charter)

Central Index Key Number of the sponsor:  0001701238
Citi Real Estate Funding Inc.
(Exact name of sponsor as specified in its charter)

Central Index Key Number of the sponsor:  0001541294
German American Capital Corporation
(Exact name of sponsor as specified in its charter)

New York	333-255181-01	38-4197384 38-4197385 38-7274833
(State or other jurisdiction of incorporation of issuing entity)	(Commission File Number of issuing entity)	(I.R.S. Employer Identification Numbers)

c/o Computershare Trust Company, N.A., as agent for
Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, MD 21045

(Address of principal executive offices of the issuing entity)

(310) 862-9994
Registrant's Telephone number, including area code

Former name or former address, if changed since last report:  Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

☐  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised Financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 6.02 Change of Servicer or Trustee.

The Westchester Mortgage Loan, which constituted approximately 4.9% of the asset pool of the issuing entity as of its cut-off date, is an asset of the issuing entity and is part of a loan combination that is being serviced and administered under the trust and servicing agreement, dated as of February 1, 2020 relating to the CSMC 2020-WEST Trust filed as Exhibit 4.4 to the registrant’s Current Report on Form 8-K filed on November 18, 2021 (the “CSMC 2020-WEST TSA”).  Pursuant to Section 6.4 of the CSMC 2020-WEST TSA, Pacific Life Insurance Company, a Nebraska corporation, was removed as special servicer of The Westchester Mortgage Loan and Midland Loan Services, a Division of PNC Bank, National Association (“Midland”), a national banking association, was appointed as the successor special servicer of The Westchester Mortgage Loan under the CSMC 2020-WEST TSA.

This Current Report on Form 8-K is being filed to record that, effective as of October 18, 2022, The Westchester Mortgage Loan will be specially serviced, if necessary, pursuant to the CSMC 2020-WEST TSA, by Midland.

Capitalized terms used, but not defined, in this Current Report on Form 8‑K have the meanings set forth in the CSMC 2020-WEST TSA or in the pooling and servicing agreement, dated as of November 1, 2021 relating to the 3650R 2021-PF1 Commercial Mortgage Trust filed as Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed on November 18, 2021 (the “3650R 2021-PF1 PSA”), as applicable.

Midland Loan Services, a Division of PNC Bank, National Association

Midland is being appointed as the successor Special Servicer for The Westchester Whole Loan, which is serviced under the CSMC 2020-WEST TSA. In such capacity, Midland will be responsible for reviewing, evaluating, processing and/or providing or withholding consent as to Major Decisions and certain other transactions at all times and, during such time as The Westchester Whole Loan is a "Specially Serviced Loan" pursuant to, and as such term is defined in, the CSMC 2020-WEST TSA, Midland will also be responsible for the servicing and administration of, including performing certain enforcement actions relating to, The Westchester Whole Loan.

Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a commercial financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets.  Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial mortgage-backed securities (“CMBS”) by S&P Global Ratings (“S&P”), Moody’s Investors Service, Inc., Fitch Ratings, Inc., DBRS, Inc. (“DBRS Morningstar”) and Kroll Bond Rating Agency, LLC.  Midland has received rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from S&P, Fitch and DBRS Morningstar. For each category, S&P ranks Midland as “Above Average”. DBRS Morningstar ranks Midland as “MOR CS2” for master servicer and primary servicer, and “MOR CS1” for special servicer. Fitch ranks Midland as “CMS2” for master servicer, “CPS2” for primary servicer, and “CSS2+” for special servicer. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed. Furthermore, Midland’s business continuity and disaster recovery plans are reviewed and tested annually.  Midland's policies, operating procedures and business continuity plan anticipate and provide the mechanism for some or all of Midland's personnel to work remotely as determined by management to comply with changes in federal, state or local laws, regulations, executive orders, other requirements and/or guidance, to address health and/or other concerns related to a pandemic or other significant event or to address market or other business purposes. In light of the COVID-19 pandemic and related federal, state, and local orders, requirements and/or guidance, Midland implemented part of its business continuity plan that includes the requirement that most of its personnel work remotely until management determines otherwise. However, beginning on June 14, 2021, Midland personnel who have been working remotely during the COVID-19 pandemic are generally permitted to voluntarily return to the workplace, subject to certain exceptions and limitations.

Midland will not have primary responsibility for custody services of original documents evidencing The Westchester Whole Loan. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving The Westchester Whole Loan. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with Accepted Servicing Practices.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland's failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time-to-time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service The Westchester Whole Loan pursuant to the CSMC 2020-WEST TSA.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight® through Midland's website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight®.

As of June 30, 2022, Midland was master and primary servicing approximately 25,845 commercial and multifamily mortgage loans with a principal balance of approximately $638 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada.  Approximately 13,853 of such loans, with a total principal balance of approximately $324 billion, pertain to commercial and multifamily mortgage-backed securities.  The related loan pools include multifamily, office, retail, hospitality and other income-producing properties. As of June 30, 2022, Midland was named the special servicer in approximately 414 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $167 billion.  With respect to such commercial mortgage-backed securities transactions as of such date, Midland was administering approximately 195 assets with an outstanding principal balance of approximately $3.9 billion.

From time to time, Midland and/or its affiliates may purchase or sell securities, including certificates issued in connection with the 3650R 2021-PF1 offering in the secondary market.

                Midland has been servicing mortgage loans in CMBS transactions since 1992.  The table below contains information on the size of the portfolio of commercial and multifamily loans and leases in CMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2019 to 2021.

Portfolio Size – Master/Primary Servicing	Calendar Year End (Approximate amounts in billions)
	2019	2020	2021
CMBS	$219	$256	$302
Other	$387	$317	$301
Total	$606	$573	$603

                Midland has acted as a special servicer for commercial and multifamily mortgage loans in CMBS transactions since 1992.  The table below contains information on the size of the portfolio of specially serviced commercial and multifamily loans, leases and REO properties that have been referred to Midland as special servicer in CMBS transactions from 2019 to 2021.

Portfolio Size –Special Servicing	Calendar Year End (Approximate amounts in billions)
	2019	2020	2021
Total	$171	$170	$163

Midland may enter into one or more arrangements with the Directing Certificateholder, a Controlling Class Certificateholder, any directing certificateholder, any Companion Loan Holder, the other Certificateholders (or an affiliate or a third-party representative of one or more of the preceding) or any other person with the right to appoint or remove and replace the special servicer to provide for a discount, waiver and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Midland’s appointment (or continuance) as special servicer under the CSMC 2020-WEST TSA and any related co-lender agreement and limitations on the right of such person to remove the special servicer.

Midland is also (i) the master servicer and the primary servicer of the 3650R 2021-PF1 Commercial Mortgage Trust, (ii) the master servicer and the primary servicer of The Westchester Whole Loan, which is serviced under the CSMC 2020-WEST TSA, (iii) the master servicer and the primary servicer of the 2 Washington Whole Loan, which is serviced under the pooling and servicing agreement relating to the Benchmark 2021-B29 Mortgage Trust, (iv) the master servicer and the primary servicer of the 520 Almanor Whole Loan, which is serviced under the pooling and servicing agreement relating to the Benchmark 2021-B30 Mortgage Trust, and (v) the special servicer for the One Soho Square Whole Loan, which is serviced under the trust and servicing agreement relating to the SOHO 2021-SOHO trust.

PNC Bank and its affiliates may use some of the same service providers (e.g., legal counsel, accountants and appraisal firms) as are retained on behalf of the 3650R 2021-PF1 Commercial Mortgage Trust.  In some cases, fee rates, amounts or discounts may be offered to PNC Bank and its affiliates by a third party vendor which differ from those offered to the trust fund as a result of scheduled or ad hoc rate changes, differences in the scope, type or nature of the service or transaction, alternative fee arrangements, and negotiation by PNC Bank or its affiliates other than Midland.

The reports on assessment of compliance with applicable servicing criteria for the twelve-month periods ending on December 31, 2020 and December 31, 2021, respectively, furnished pursuant to Item 1122 of Regulation AB for Midland, did not identify a material instance of noncompliance. The report on assessment of compliance with applicable servicing criteria for the twelve month period ending on December 31, 2019, furnished pursuant to Item 1122 of Regulation AB for Midland, identified a material instance of noncompliance relating to the servicing criterion described in Item 1122(d)(3)(i)(A) of Regulation AB, which requires that:

“Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports: (A) Are prepared in accordance with timeframes and other terms set forth in the transaction agreements….”

For CMBS transactions subject to the reporting requirements of Regulation AB on and after November 23, 2016 (the effective date of the most recent amendment to Regulation AB), Midland as master servicer of certain of those CMBS transactions became responsible for Schedule AL (Asset-Level) reporting on behalf of the related CMBS trusts. Midland’s Schedule AL reporting process was enhanced in April of 2019, however, the process remained manual throughout the 2019 calendar year and additional errors during such year were identified during the related audit. Following identification, Midland made staffing changes and additional improvements to its processes and procedures to support its Schedule AL reporting obligations and has moved to an automated solution for this process.

The foregoing information regarding Midland under the heading “Midland Loan Services, a Division of PNC Bank, National Association” has been provided by Midland.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3650 REIT Commercial Mortgage Securities II LLC
(Depositor)

/s/ Tobin Cobb
Tobin Cobb, Authorized Signatory

Date:  October 18, 2022